Exhibit 8(p)
AMENDMENT NO. 1 TO
PARTICIPATION AGREEMENT AMONG
TRANSAMERICA SERIES TRUST,
TRANSAMERICA CAPITAL, INC., AND
MERRILL LYNCH LIFE INSURANCE COMPANY
          The Participation Agreement, dated October 20, 2008 (“Agreement”) among Transamerica Series Trust (the “Trust”), Transamerica Capital, Inc. (the “Distributor”), and Merrill Lynch Life Insurance Company (the “Insurance Company”) is hereby amended as of August 24, 2009 as follows:
1.	Schedule A of the Agreement is deleted in its entirety and replaced with the following Amended Schedule A:
AMENDED SCHEDULE A
Accounts

Date of Resolution of Insurance Company’s Board
Name of Account	Which Established the Account

Merrill Lynch Life Variable Annuity Separate Account A	August 6, 1991

Merrill Lynch Life Variable Annuity Separate Account C	November 16, 2001
2.	Schedule B of the Agreement is deleted in its entirety and replaced with the following Amended Schedule B:
AMENDED SCHEDULE B
Contracts
Merrill Lynch Investor Choice AnnuitySM
Investor Series
Merrill Lynch Consults Annuity®
3.	Schedule C of the Agreement is deleted in its entirety and replaced with the following Amended Schedule C:
AMENDED SCHEDULE C
Portfolios
Service Class Shares
Transamerica American Century Large Company Value VP
Transamerica BlackRock Large Cap Value VP
Transamerica BlackRock Tactical Allocation VP
Transamerica Convertible Securities VP
Transamerica Equity VP
Transamerica Growth Opportunities VP
Transamerica Jennison Growth VP
Transamerica JPMorgan Enhanced Index VP
Transamerica JPMorgan Mid Cap Value VP
Transamerica JPMorgan Mid Cap Value VP
Transamerica Marsico Growth VP
Transamerica MFS International Equity VP

Transamerica PIMCO Total Return VP
Transamerica Small/Mid Cap Value VP
Transamerica T. Rowe Price Equity Income VP
Transamerica T. Rowe Price Small Cap VP
Transamerica Templeton Global VP
Transamerica U.S. Government Securities VP
Transamerica Van Kampen Active International Allocation VP
Transamerica Van Kampen Large Cap Core VP
Transamerica Van Kampen Mid-Cap Growth VP
     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. Unless otherwise specified, all defined terms shall have the same meaning given to them in the Agreement.
     IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative, effective as of August 24, 2009.

TRANSAMERICA SERIES TRUST		TRANSAMERICA CAPITAL, INC.

By its authorized officer,		By its authorized officer,

By:	/s/ Christopher A. Staples Christopher A. Staples	By:	/s/ Brenda L. Smith Brenda L. Smith
Title:	Chief Investment Officer and Vice President	Title	: Assistant Vice President

MERRILL LYNCH LIFE INSURANCE COMPANY

By its authorized officer,

By:	/s/ Arthur D. Woods
Arthur D. Woods
Title:	Vice President